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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2000 relating to the financial statements and financial statement schedule of Meade Instruments Corp., which appears in Meade Instruments Corp.'s Annual Report on Form 10-K for the year ended February 29, 2000.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Costa Mesa, California
August 2, 2000